                                                                           m(2)c

                                 AMENDMENT NO. 2
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                        MAXIMUM         MAXIMUM       MAXIMUM
                                                      ASSET-BASED       SERVICE       AGGREGATE
          FUND                                        SALES CHARGE        FEE            FEE
          ----                                        ------------      -------       ---------
AIM Developing Markets Fund                               0.75%          0.25%          1.00%
AIM Global Biotech Fund                                   0.75%          0.25%          1.00%
AIM Global Financial Services Fund                        0.75%          0.25%          1.00%
AIM Global Health Care Fund                               0.75%          0.25%          1.00%
AIM Global Infrastructure Fund                            0.75%          0.25%          1.00%
AIM Global Energy Fund                                    0.75%          0.25%          1.00%
AIM Global Telecommunications and Technology Fund         0.75%          0.25%          1.00%
AIM Strategic Income Fund                                 0.75%          0.25%          1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  December _____, 2001

                                           AIM INVESTMENT FUNDS
                                           (on behalf of its Class B Shares)


Attest:                                    By:
         ----------------------------         ----------------------------------
    Assistant Secretary                        Robert H. Graham
                                               President